EXHIBIT 11

                         Washington Trust Bancorp, Inc.
                        Computation of Per Share Earnings
                  For the Periods Ended June 30, 2003 and 2002


Three months ended June 30,                                        2003                             2002
----------------------------------------------------------------------------------------------------------------------
(In thousands, except per share amounts)                  Basic            Diluted            Basic         Diluted
                                                 ----------------- ---------------- ----------------- ----------------
Net income                                                 $4,574           $4,574            $4,024           $4,024

Share amounts:
   Average outstanding                                   13,089.4         13,089.4          12,858.7         12,858.7
   Common stock equivalents                                     -            215.5                 -            206.4
------------------------------------------------ ----------------- ---------------- ----------------- ----------------

   Weighted average outstanding                          13,089.4         13,304.9          12,858.7         13,065.1
------------------------------------------------ ----------------- ---------------- ----------------- ----------------

Earnings per share                                           $.35             $.34              $.31             $.31
------------------------------------------------ ----------------- ---------------- ----------------- ----------------







Six months ended June 30,                                          2003                             2002
----------------------------------------------------------------------------------------------------------------------
(In thousands, except per share amounts)                  Basic            Diluted            Basic         Diluted
                                                 ----------------- ---------------- ----------------- ----------------
Net income                                                 $9,324           $9,324            $7,768           $7,768

Share amounts:
   Average outstanding                                   13,074.4         13,074.4          12,434.1         12,434.1
   Common stock equivalents                                     -            190.8                 -            188.3
------------------------------------------------ ----------------- ---------------- ----------------- ----------------

   Weighted average outstanding                          13,074.4         13,265.2          12,434.1         12,622.4
------------------------------------------------ ----------------- ---------------- ----------------- ----------------

Earnings per share                                           $.71             $.70              $.62             $.62
------------------------------------------------ ----------------- ---------------- ----------------- ----------------